UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 14, 2026, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing positive topline data from its CANYON-1 Phase 1b clinical trial of CRB-913 for the treatment of obesity, and that the data was selected for a late-breaking presentation at ObesityWeek® 2026. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On September 14, 2026, the Company announced positive topline data from the CANYON-1 Phase 1b clinical trial of CRB-913 for the treatment of obesity. The CANYON-1 Phase 1b clinical trial was a 16-week double-blind, placebo-controlled, dose-ranging study that enrolled 254 obese, non-diabetic adult participants at 15 investigational sites in the United States (NCT07310901). The trial included three CRB-913 cohorts of 20 mg, 40 mg, and 60 mg dosed orally once-daily as well as a placebo cohort (randomization of 1:1:1:1). A dose titration regimen was used with all participants receiving CRB-913 commencing at 20 mg/day and then titrating up every two weeks to either 40 mg/day or 60 mg/day depending on their assigned cohort. Participants were dosed for 12 weeks and followed for an additional 4 weeks.

The data demonstrated statistically significant and clinically meaningful weight loss at all three doses with the 60 mg dose achieving a mean weight loss of 5% at 12 weeks. CRB-913 was associated with a favorable safety profile and fewer gastrointestinal (GI) adverse events based on cross-trial comparison with published data of currently marketed oral GLP-1 drugs. These data support CRB-913’s potential to establish a new class of oral, non-incretin obesity medicines.

Topline Efficacy

CRB-913 demonstrated rapid, statistically significant and clinically meaningful weight loss at all dose levels, with no evidence of plateauing at any of the doses.

Cohort	Placebo (n=66)	CRB-913
		20 mg (n=65)	40 mg (n=61)	60 mg (n=62)
LS Mean % change in weight loss from baseline at week 12[1]	0.0%	2.8%	3.3%	5.0%
LS Mean % change in weight loss at week 12[1] (placebo adjusted)	NA	2.8%	3.3%	5.0%
p-value vs. placebo	NA	<0.0001	<0.0001	<0.0001

1 Efficacy estimand. The LS means, and p-values are the Mixed Model for Repeated Measures (MMRM) with percent change from baseline as the dependent variable; sex, treatment group, visit and treatment group-by-visit interaction as categorical fixed effects, and the baseline weight as a covariate. An unstructured covariate matrix is used.

Weight loss response rates were significantly higher across all three CRB-913 cohorts compared to the placebo cohort. All participants who completed the study and received CRB-913 at the 60 mg dose lost weight, with 44.4% losing at least 5.0% from baseline. Similarly, 6.7% of the participants in that cohort lost more than 7.5% of their weight from baseline. The highest recorded weight loss for this cohort was 13.4% from baseline.

Topline Safety and Tolerability2

CRB-913 was generally safe and well tolerated. Treatment discontinuations due to AEs with CRB-913 (3.1%-13.1%) were in line with those recorded with approved oral GLP-1s (6.9%-20.7%) and markedly less than the 13%-42% study discontinuation rate reported with monlunabant.

Psychiatric AEs of Special Interest:

Treatment emergent psychiatric AEs were infrequent, mild to moderate, and transient. There were no serious or severe psychiatric AEs reported in the study. There were no cases of suicidality and only one case of transient depressive symptom (moderate) out of a total of 188 participants dosed with CRB-913. Psychiatric AEs were noted across all cohorts, including placebo, and generally showed no dose-related patterns. The most common psychiatric AE was irritability, and all cases were mild.

Psychiatric AEs were broadly in line with those reported for clinical studies for liraglutide, semaglutide and tirzepatide. The psychiatric AEs were lower than those seen with monlunabant, a recently studied but subsequently discontinued CB1 inverse agonist with significantly higher brain penetration than CRB-913.

Psychiatric Treatment Emergent Adverse Events

	Placebo (n=66)	CRB-913 20 mg (n=65)	CRB-913 40 mg (n=61)	CRB-913 60 mg (n=62)	Published data for liraglutide[3], semaglutide[4] and tirzepatide[5]	Monlunabant[6] Phase 2 (n=180)
Depression	0%	0%	0%	1.6%	2%-4.6%	3%-8%
Anxiety	4.5%	3.1%	8.2%	4.8%	1.9%-7.2%	10%-27%
Irritability	0%	6.2%	8.2%	9.7%	Not reported	10%-17%
Insomnia	3.0%	1.5%	4.9%	0%	2.9%-3.9%	7%-17%

2 These limited observations are cross trial comparison derived from separate clinical settings and do not represent head-to-head comparisons. Published safety data reflect adverse events reported over study durations longer than the 12-week CANYON-1 treatment period: 56-week study (liraglutide, Diabetes Obes Metab. 2017), 68-week study (semaglutide, JAMA Intern Med. 2024), and 72-week study (tirzepatide, Obesity 2026).

3 O'Neil et al. “Neuropsychiatric safety with liraglutide 3.0 mg for weight management: Results from randomized controlled phase 2 and 3a trials. Diabetes Obes Metab. 2017.

4 Wadden, et al. Psychiatric Safety of Semaglutide for Weight Management in People Without Known Major Psychopathology: Post Hoc Analysis of the STEP 1, 2, 3, and 5 Trials. JAMA Intern Med. 2024.

5 Wadden et al, “Psychiatric Safety of Tirzepatide in People With Obesity and No Known Major Psychopathology: A Post Hoc Analysis of SURMOUNT,” Obesity 2026.

6 Knop, F.K. et al. Efficacy and safety of monlunabant in adults with obesity and metabolic syndrome: a double-blind, randomised, placebo-controlled, phase 2a trial. The Lancet 2025.

Gastrointestinal AEs of Special Interest:

GI AEs were mild or moderate across all CRB-913 doses, with no serious or severe cases reported and were generally not dose-dependent. The emerging GI profile appears more tolerable than the oral GLP-1 class with markedly less vomiting, constipation, and nausea.

Gastrointestinal Treatment Emergent Adverse Events

	CRB-913 (20 mg) (n=65)	CRB-913 (40 mg) (n=61)	CRB-913 (60 mg) (n=62)	Oral semaglutide (25 mg)[7]	Orforglipron (36 mg capsule)[8]
Vomiting	4.6%	8.2%	1.6%	31%	14% – 28%
Nausea	15.4%	26.2%	22.6%	47%	41% – 48%
Constipation	4.6%	1.6%	4.8%	20%	24% – 28%
Diarrhea	21.5%	26.2%	22.6%	18%	3% –14%

Note: These limited observations are cross trial comparison derived from separate clinical settings and do not represent head-to-head comparisons. Published safety data reflect adverse events reported over study durations longer than the 12-week CANYON-1 treatment period: 68-week study (oral semaglutide 25 mg, N Engl J Med 2025) and 36-week study (orforglipron, N Engl J Med 2023).

7 Wharton, S. et al. Oral Semaglutide at a Dose of 25 mg in Adults with Overweight or Obesity; N Engl J Med 2025.

8 Wharton S, et al. Daily oral GLP-1 receptor agonist orforglipron for adults with obesity. N Engl J Med. 2023. Note: Early clinical development evaluated a 36mg capsule formulation; subsequent bridging established pharmacokinetic bioequivalence to the 17.2mg tablet commercial formulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated September 14, 2026.
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	September 14, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer